Exhibit 5.1

March 21, 2017

Investar Holding Corporation

7244 Perkins Road

Baton Rouge, Louisiana 70808

Re:	Investar Holding Corporation

Ladies and Gentlemen:

We have acted as special counsel to Investar Holding Corporation, a Louisiana corporation (the “Company”), with respect to certain legal matters in connection with the filing under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (“Registration Statement”) with respect to the offer and sale by the Company of up to an aggregate of $3,100,000 in aggregate principal amount of its subordinated debt securities (“Securities”), for issuance from time to time pursuant to Rule 415 under the Securities Act. The Securities will be issued pursuant to a subordinated debt indenture, the form of which has been incorporated by reference into the Registration Statement (as amended or supplemented, the “Indenture”), to be entered into by and between the Company and Wilmington Trust, National Association (the “Trustee”).

In rendering the opinions expressed below, we have examined the Indenture and such records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon certificates of governmental officials and appropriate representatives of the Company.

In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to Company) (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents; (ii) all signatories to such documents have been duly authorized; and (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate, partnership or other) to execute, deliver and perform such documents.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Securities when issued as described in the Registration Statement will constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their terms.

The opinions expressed above with respect to the valid and binding nature of obligations may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific performance of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

The foregoing opinions are limited to matters involving the Federal law of the United States of America and the laws of the States of New York and Louisiana, and we do not express any opinion as to the laws of any other jurisdiction.

This opinion letter has been prepared for use in connection with the Registration Statement. The opinion may be relied upon exclusively by you and not by any other person without our prior written consent. Our opinions

Investar Holding Corporation

March 21, 2017

are expressed as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any change in fact, circumstance or law or to advise you of any changes in the foregoing subsequent to the date hereof.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fenimore, Kay, Harrison & Ford, LLP

Fenimore, Kay, Harrison & Ford, LLP